EXHIBIT 10.1

SECURITIES ESCROW AGREEMENT

SECURITIES ESCROW AGREEMENT, dated as of                       , 2008 (the “Agreement”), by and among CHINA FUNDAMENTAL ACQUISITION CORPORATION, a company organized under the laws of the Cayman Islands (the “Company”), RALCO CAPITAL LIMITED, RISING YEAR GROUP LIMITED, Q.Y. MA, TAN XIAO WEI, OLIVEIRA CAPITAL, LLC, GLOBIS INTERNATIONAL INVESTMENTS LLC, GLOBIS CAPITAL PARTNERS L.P., GLOBIS OVERSEAS FUND LTD. and CHARDAN CAPITAL MARKETS, LLC (collectively, the “Private Investors”) and CONTINENTAL STOCK TRANSFER & TRUST COMPANY (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated                       , 2008 (“Underwriting Agreement”), with Chardan Capital Markets, LLC (“Chardan”) acting as representative of the several underwriters (the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 3,750,000 units (not including the Underwriters’ overallotment option) (“Units”) of the Company. Each Unit consists of one of the Company’s ordinary share, $0.001 par value (each, an “Ordinary Share”), and one warrant (“Warrant”), each Warrant to purchase one Ordinary Share, all as more fully described in the Company’s final Prospectus, dated                       , 2008 (“Prospectus”) comprising part of the Company’s Registration Statement on Form F-1 (File No. 333-                      ) under the Securities Act of 1933, as amended (together, the “Registration Statement”), which was declared effective on                       , 2008 (the “Effective Date”);

WHEREAS, certain of the Private Investors have entered into that certain warrant purchase agreement, dated as of ______, 2008 (the “Warrant Purchase Agreement”);

WHEREAS, the Private Investors have agreed as a condition of the Underwriters’ obligation to purchase the Units pursuant to the Underwriting Agreement to deposit all of their Placement Warrants (as defined in the Warrant Purchase Agreement), Ordinary Shares (the “Escrow Shares”) and warrants exercisable for Ordinary Shares initially issued in December 2007 or acquired in January 2008 (the “Escrow Warrants”, and collectively with the Escrow Shares and the Placement Warrants, the “Escrow Securities”), as set forth opposite their respective names in Exhibit A attached hereto, in escrow as hereinafter provided; and

WHEREAS, the Company and the Private Investors desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1. Appointment of Escrow Agent. The Company and the Private Investors hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Securities. On or before the Effective Date, each of the Private Investors shall deliver to the Escrow Agent certificates representing such Private Investor’s respective Escrow Shares, to be held and disbursed subject to the terms and conditions of this Agreement. On or before the Effective Date, each of the Private Investors purchasing Placement Warrants shall deliver to the Escrow Agent certificates representing such Investor’s respective Placement Warrants, to be held and disbursed subject to the terms of this Agreement. Each Private Investor acknowledges that the certificate(s) representing his or her Escrow Securities are legended to reflect the deposit of such Escrow Securities under this Agreement.

3. Disbursement of the Escrow Securities. The Escrow Agent shall (i) hold the Escrow Securities, excluding the Placement Warrants, until the earlier of 2 ½ years from the close of the Company’s initial public offering (“IPO”) or until six months after the consummation of a business combination, as described in the Registration Statement (the “Business Combination”) and (ii) hold the Placement Warrants until the earlier of 2 ½ years from the close of the Company’s IPO or until the consummation of a Business Combination. The time that the Escrow Securities are held in escrow pursuant to this Agreement is referred to herein as the (“Escrow Period”). On the expiration of the applicable Escrow Period, the Escrow Agent shall, upon written instructions from the Company, disburse each of the Private Investor’s Escrow Securities to such Private Investor; provided, however, that if the Underwriters do not exercise their over-allotment option in full, up to 140,625 of the Escrow Securities shall be released to the Company upon written instruction from the Company; provided, further, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities and, provided further, that if, after the Company consummates a Business Combination, it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its shareholders having the right to exchange their Ordinary Shares or warrants for cash, securities or other property, then the Escrow Agent will, upon consummation of such transaction, release the Escrow Securities to the Private Investors so that they can similarly participate. Upon written instructions from the Company advising that (i) the extended period, as described in the Registration Statement (the “Extended Period”) has been approved, or (ii) a Business Combination has been consummated, and that public stockholders holding in excess of 35% of the Ordinary Shares issued pursuant to the Registration Statement exercise the right to redeem their shares for cash as described in the Registration Statement, the Escrow Agent will release and deliver to the Company for cancellation on a pro rata basis certificates representing that number of Escrow Securities which results in the Private Investors collectively owning no more then 20% of the Company’s outstanding Ordinary Shares immediately prior to the consummation of the Business Combination after giving effect to the redemption. Such instructions shall be set forth both the number of shares the Company is redeeming and the number of Escrow Securities to be delivered to the Company for cancellation. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

4. Rights of Private Investors in Escrow Securities.

4.1 Voting Rights as a Shareholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Private Investors shall retain all of their rights as shareholders of the Company during the Escrow Period with respect to the Escrow Shares, including, without limitation, the right to vote such shares.

4.2 Dividends and Other Distributions in Respect of the Escrow Shares. During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Private Investors, but all dividends payable in securities or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3 Restrictions on Transfer. Except as set forth in Section 3 during the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Securities except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) to existing shareholders and persons affiliated with such persons, or (vi) by private sales with respect to up to 33% of the existing shareholders’ securities made at or prior to the consummation of a business combination at prices no greater than the price at which the securities were originally purchased, in each case where the transferee agrees to the terms of this Agreement; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter (as defined below) signed by the Private Investor transferring the Escrow Shares. During the Escrow Period, the Private Investors shall not pledge or grant a security interest in the Escrow Securities or grant a security interest in their rights under this Agreement.

4.4 Insider Letters. Except for Chardan, each of the Private Investors has executed a letter agreement with Chardan and the Company, dated of the Effective Date, and which is filed as an exhibit to the Registration Statement (each, an “Insider Letter”), respecting the rights and obligations of such Investor in certain events, including but not limited to, the liquidation of the Company.

5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Private Investors shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company and approved by Chardan, the Escrow Shares held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it reasonably deems appropriate.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

5.8 Waiver. The Escrow Agent hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Escrow Agent as trustee thereunder), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

6. Miscellaneous.

6.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2 Third Party Beneficiaries. Each of the Private Investors hereby acknowledges that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of Chardan.

6.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two days after the date of mailing, as follows:

If to the Company, to:

China Fundamental Acquisition Corporation
Room 2301, World-Wide House
19 Des Voeux Road
Central, Hong Kong
Attn: Chun Yi Hao, Chief Executive Officer
Fax No.: 852-2169-6390

If to a Private Investor, to his or her address set forth in Exhibit A.

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, NY 10004
Attn: Steven Nelson
Fax: 1-212-616-7620

A copy of any notice sent hereunder shall be sent to:

Skadden, Arps, Slate, Meagher & Flom LLP
Izumi Garden Tower 21st Floor
1-6-1 Roppongi
Minato-ku, Tokyo 106-6021, Japan
Attn: Robert G. Wray, Esq.
Fax: 81-3-3568-2626

and

Chardan Capital Markets, LLC
17 State Street, Suite 1600
New York, New York 10019
Attn: Kerry Propper
Fax: 1-646-465-9039

and

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Mitchell S. Nussbaum, Esq.
Fax: 1-212-407-4990

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7 Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.

6.8 Counterparts. This Agreement may be executed in several counterparts each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

CHINA FUNDAMENTAL ACQUISITION CORPORATION

By: ______________________
Name: Chun Yi Hao
Title: Chief Executive Officer

PRIVATE INVESTORS:

Ralco Capital Limited

By: ______________________
Name:
Title:

Rising Year Group

By: ______________________
Name:
Title:

Globis International Investments LLC

By: ______________________
Name:
Title:

Globis Capital Partners L.P.

By: ______________________
Name:
Title:

Globis Overseas Fund Ltd.

By: ______________________
Name:
Title:

Oliveira Capital, LLC

By: ______________________
Name:
Title:

______________________
Q.Y. Ma

______________________
Tan Xiao Wei

Continental Stock Transfer & Trust Company

By: ______________________
Name:
Title:

Chardan Capital Markets, LLC

By: ______________________
Name:
Title:

ESCROW SECURITIES DEPOSITED
BY EACH INVESTOR

EXHIBIT A

Name and Address of Private Investors	Number of Escrow Shares	Number of Escrow Warrants	Number of Placement Warrants

Ralco Capital Limited Room 2301, World-Wide House 19 Des Voeux Road Central, Hong Kong	489,241	489,241	305,556

Rising Year Group Limited Room 2301, World-Wide House 19 Des Voeux Road Central, Hong Kong	487,385	487,385	305,556

Oliveira Capital, LLC 18 Fieldstone Court New City, New York 10956	45,000	45,000	555,555

Q.Y. Ma Room 2301, World-Wide House 19 Des Voeux Road Central, Hong Kong	5,750	5,750	---

Tan Xiao Wei Room 2301, World-Wide House 19 Des Voeux Road Central, Hong Kong	5,750	5,750	---

Globis International Investments LLC 60 Broad Street, 38th Floor New York, NY	22,500	22,500	277,778

Globis Capital Partners L.P. 60 Broad Street, 38th Floor New York, NY	15,750	15,750	194,444

Globis Overseas Fund Ltd. 60 Broad Street, 38th Floor New York, NY	6,750	6,750	83,333

Chardan Capital Markets, LLC 17 State Street, Suite 1600 New York, New York 10019	---	---	222,222